Exhibit 24
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints each of Stephen M. Humphrey, John
T. Baldwin, Wayne E. Juby, and Edward W. Stroetz, Jr., and
each of them individually, the undersigned's true and lawful attorney-in-fact to:
Execute for and on behalf of the undersigned, in the undersigned's capacity as an Officer and/or Director of
Graphic Packaging Corporation (the "Company"), Forms 3, 4
and 5 and any other forms required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (a "Section 16 Form") and a Form ID and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the United States
Securities and Exchange Commission (or any successor
provision) in order to file the Section 16 Forms electronically (a "Form ID", and, together with the Section 16 Forms, a "Form");
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form, complete and execute any
amendment or amendments thereto, and timely file such form
with the United States Securities and Exchange Commission
and the New York Stock Exchange; and
(1)	Take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of each
such attorney-in-fact, may be of benefit
to, in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed
by each such attorney-in-fact on behalf
of the undersigned pursuant to this
Power of Attorney shall be in such form
and shall contain such terms and
conditions as he may approve in his
discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite, necessary
or proper to be done in the exercise of any of the rights
and powers herein granted, as fully to all intents and
purposes as the undersigned might or could do if
personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or
substitutes, shall lawfully do or cause to be done by
virtue of this Power of Attorney and the rights and
powers herein granted.  The undersigned acknowledges
that each such attorney-in-fact is serving in such
capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.
The Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file
any Forms pursuant to Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder, with
respect to the undersigned's holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.
From and after the date hereof, any Power of Attorney previously granted by the undersigned concerning the subject matter hereof is hereby revoked.
IN WITNESS WHEREOF, the undersigned has caused
this Power of Attorney to be executed as of this 16th day
of September, 2003.
/s/ Robert W. Tieken
Robert W. Tieken
Director



2

RWTpower.txt


RWTpower.txt